Exhibit 24.9

POWER OF ATTORNEY

I, John F. Rockart, hereby appoint Michael H. Lanza, Kelly McConvery Neal and Robyn P. Turner as my true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for me and in my name, place and stead, and in any and all capacities, to do any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem necessary or desirable to enable Selective Insurance Group, Inc. (the "Company") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") thereunder, in connection with the registration under the Act of shares of common stock of the Company, par value $2.00 per share ("Common Stock"), issued or to be issued pursuant to the Company's Stock Purchase Plan for Independent Insurance Agencies, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned to a registration statement under the Act on an appropriate form covering said shares of Common Stock, and any amendments to such registration statement, to be filed with the Commission, and to any and all instruments or documents filed as part of or in connection with such registration statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date:	July 25, 2006	/s/ John F. Rockart
John F. Rockart